UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8480 East Orchard Road, Suite 6600, Greenwood Village, CO 80111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 24, 2006, HyperSpace Communications, Inc. ("HyperSpace") entered into a Securities Purchase Agreement with Toibb Investment LLC ("Toibb") and Crestview Capital Master, LLC ("Crestview") pursuant to which it sold to Toibb and Crestview, in equal amounts, convertible debentures (the "Debentures") for an aggregate of $5,000,000. The Debentures were to become due and payable on July 24, 2006 (the “Maturity Date”). The Securities Purchase Agreement and Form of Debenture were filed as Exhibits 2.1 and 4.1, respectively, to HyperSpace’s Form 8-K filed with the Securities and Exchange Commission on April 28, 2006.

On July 24, 2006, Crestview and Toibb, and HyperSpace entered into an amendment to the Debentures (the “Amendment”). The Amendment: (1) extends the Maturity Date until August 24, 2006; (2) provides that during the period of July 24, 2006 through August 24, 2006, interest will accrue on the outstanding balance at a rate of 12 percent per annum, payable in cash; and (3) provides that in all other respects, the Agreement shall remain in full force and effect.

A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Amendment to 10% Convertible Debenture, entered into by HyperSpace Communications, Inc, Crestview Capital Master, LLC and Toibb Investment, LLC on July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: July 24, 2006	By: /s/ Brian T. Hansen Brian T. Hansen VP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to 10% Convertible Debenture, entered into by HyperSpace Communications, Inc., Crestview Master, LLC and Toibb Investment, LLC on July 24, 2006